UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2008

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017
(Address of principal executive offices, including zip code)

(408) 433-0910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On May 5, 2008, we issued a press release, which sets forth certain preliminary financial results for the quarter ended March 30, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01:              Other Events.

On May 1, 2008, the Company received notice that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on The Nasdaq Global Market. The continued listing of the Company’s common stock is subject to the condition that on or before June 30, 2008, the Company must file with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2007 and March 30, 2008 and any necessary restatements of its prior financial statements. Although the Company currently believes that it can comply with this condition, there can be no assurances that the Company will meet the deadline set by the Panel.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)        Exhibits.

The following exhibits are filed with this Form 8-K:

99.1         Press Release dated May 5, 2008.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s plans to remain listed on the Nasdaq, to restate its historical financial statements and to file delinquent quarterly reports on Form 10-Q with the Securities and Exchange Commission. There can be no assurance concerning the timing of the Company’s restatement process or any further actions which may be taken by the Nasdaq Listing Qualifications Panel. Forward-looking statements are made as of the date of this Current Report on Form 8-K, and, except as required by the law, Symmetricom does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2008.	By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President and Chief Executive Officer